Exhibit 99.906CERT

Pender Real Estate Credit Fund

Exhibit 19(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Cory Johnson, President & Principal Executive Officer of the Pender Real Estate Credit Fund, certify to my knowledge that:

1.	The N-CSR of the Registrant for the fiscal year ended December 31, 2024 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the stated period.

/s/ Cory Johnson
By: Cory Johnson
President & Principal Executive Officer
Date: April 29, 2025

I, Jay Yang, Treasurer & Principal Financial Officer of the Pender Real Estate Credit Fund, certify to my knowledge that:

1.	The N-CSR of the Registrant for the fiscal year ended December 31, 2024 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the stated period.

/s/ Jay Yang
Jay Yang
Treasurer & Principal Financial Officer
Date: April 29, 2025

These certifications are being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Securities and Exchange Commission.

A signed original of this written statement required by Section 906 has been provided to the Pender Real Estate Credit Fund and will be retained by the Pender Real Estate Credit Fund and furnished to the Securities and Exchange Commission or its staff upon request.